Exhibit (d)(3)

[FORM OF NOTICE OF GUARANTEED DELIVERY]
KEATING CAPITAL, INC.

NOTICE OF GUARANTEED DELIVERY
 RELATING TO SHARES SUBSCRIBED FOR PURSUANT
 TO THE PRIMARY SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus of Keating Capital, Inc. (the “Company”) dated _________, 2013, under “The Offer – Payment of Shares,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock of the Company subscribed for pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 P.M., New York City time, on _________, 2013, the expiration date, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Date”).

The Subscription Agent is:
 DST SYSTEMS, INC.
 Attention: Keating Capital, Inc. Rights Offering

By First Class Mail Only	By Overnight Delivery
(No Overnight/Express Mail) Keating Capital, Inc. c/o DST Systems, Inc. P.O. Box 219125 Kansas City, MO 64121	Keating Capital, Inc. c/o DST Systems, Inc. 430 W 7th Street Kansas City, MO 64105
By Facsimile Transmission (for Notice Of Guaranteed Delivery Only): (816) 283-5595
Telephone Number for Fax Confirmation: (866) 292-9452

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the primary subscription and the over-subscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of: (i) full payment for all shares of common stock subscribed for pursuant to the primary subscription and the over-subscription privilege, and (ii) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on _________, 2013 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

Exhibit (d)(3)

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on _________, 2013 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of: (i) a properly completed and duly executed Subscription Certificate, and (ii) full payment of the estimated subscription price for each share of common stock subscribed for pursuant to the primary subscription and the over-subscription privilege, if applicable, as subscription for such shares is indicated herein and on the Subscription Certificate.

Broker Assigned Control #:

KEATING CAPITAL, INC.

1. Primary Subscription
Number of rights exercised:		rights

Number of shares subscribed for pursuant to the primary subscription for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares

Payment to be made in connection with primary subscription:	$
(_______ Shares × $________, the estimated subscription price)

Exhibit (d)(3)

2. Over-Subscription Privilege
Number of shares subscribed for pursuant to the over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares

Payment to be made in connection with over-subscription privilege:	$
(________ Shares × $________, the estimated subscription price)

3. Totals
Total number of rights exercised:		rights

Total number of shares subscribed for pursuant to the primary subscription and over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares

Total payment to be made:	$

4. Method of Delivery (Check one):

☐	Through the Depository Trust Company (“DTC”)
☐	Direct to DST Systems, Inc., as the Subscription Agent

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificate(s) representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents, on or before 5:00 p.m. New York City time, on the date that is three (3) business days after the Expiration Date.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

Exhibit (d)(3)

DTC Participant Number

Contact Name

Address

City State Zip Code

Phone Number

Date

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